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                                                                   EXHIBIT (21)

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of Sonoco Products Company, pursuant to Item 601 of Regulation S-K, as of December 31, 1995 are:

     1. KMI Continental Fibre Drum, Inc., 100%-owned domestic subsidiary incorporated in the State of Delaware.

          a. Sonoco Fibre Drum, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

     2. Sonoco Plastic Drum, Inc., 100%-owned domestic subsidiary, incorporated in the State of Illinois.

          a. Sonoco Plastic Drum Southwest Division, Inc., 100%-owned domestic subsidiary, incorporated in the State of Texas.

          b. Sonoco Plastic Drum Southeast Division, Inc., 100%-owned domestic subsidiary, incorporated in the State of Kentucky.

     3. Paper Stock Dealers, Inc., 100%-owned domestic subsidiary, incorporated in the State of North Carolina.

     4. Sonoco-Crellin, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

          a. Crellin International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

               1. Crellin, Inc., 100%-owned domestic subsidiary, incorporated in the State of New York.

                    a.   Crellin Europe B.V., 100%-owned Dutch subsidiary.

                         1.  Crellin B.V., 100%-owned Dutch subsidiary.

               2. Sebro Plastics, Inc., 100%-owned domestic subsidiary, incorporated in the State of Michigan.

               3. Injecto Mold, 100%-owned domestic subsidiary, incorporated in the State of Illinois.

    5. Engraph, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

          a. Engraph Puerto Rico, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.


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                                                                    EXHIBIT (21)
            SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES


SUBSIDIARIES OF THE REGISTRANT

           b. E L R, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

                1. Screen Graphics, Inc., 100%-owned domestic subsidiary, incorporated in the State of Tennessee.

                2. Graphic Resources, Inc., 100%-owned domestic subsidiary, incorporated in the State of Kentucky.

           c. Polaris Packaging, Inc., 100%-owned domestic subsidiary, incorporated in the State of New Jersey.

           d.   Engraph Mexico S.A. de C.V., 100%-owned Mexican subsidiary.

      6. SPC Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

           a. SPC Capital Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

           b. SPC Resources, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

      7.   Timber Properties, Ltd., (B.V.I.), 100%-owned by Sonoco
           Products Company.

      8. Sonoco International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

           a. Sonoco Limited, 100%-owned Canadian subsidiary.

           b. Sonoco U.K. Limited Inc., 100%-owned subsidiary incorporated in the State of Delaware, holder of securities in:

                1. Sonoco Products Company U.K. Limited, 100%-owned U.K.
                   subsidiary.

                   a. Sonoco Limited, 100%-owned English subsidiary.

                   b. Sonoco Consumer Products Limited, U.K., 100%-owned English subsidiary.


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                                                                    EXHIBIT (21)

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

           2.   The Harland Group Limited, 100%-owned U.K.
                subsidiary.

                     a.  Harland Machine Systems Ltd., 100%-owned U.K.
                         subsidiary.

                     b.  Harland France SARL, 100%-owned French subsidiary.

                     c. Harlands of America, Inc., 100%-owned subsidiary, incorporated in the State of Delaware.

           c. Sonoco Deutschland Holdings GmbH, 100%-owned German subsidiary.

                1.   Sonoco Deutschland GmbH, 100%-owned German subsidiary.

                2.   Sonoco Plastics GmbH, 100%-owned German subsidiary.

                3.   Sonoco IPD GmbH, 100%-owned German subsidiary.

                     a.   Sonoco MBS GmbH, 100%-owned subsidiary.

                     b.   OPV Oberrhein GmbH, 100%-owned German subsidiary.

                     c. Sonoco MBS GmbH and Company, 100%-owned German partnership.

                     d.   OPV Textihulsen GmbH, 100%-owned German partnership.

                4.   Caprex AG, 72%-owned Swiss subsidiary.

           d. Sonoco SNC, 100%-owned French partnership with the following subsidiaries and affiliate:

                1.   Sonoco Holdings, 100%-owned French subsidiary.

                a.   Sonoco Lhomme S.A., 100%-owned French subsidiary.

                     1. Sonoco Eurocore, Belgium, 100%-owned Belgian subsidiary.

                     2.   Papeteries Du Rhin, 47%-owned French affiliate.

                b. Sonoco Consumer Products S.A., 100%-owned French subsidiary.

           e.   Sonoco Italia S.R.L., 100%-owned Italian subsidiary.

           f.   Sonoco Asia, L.L.C., 90.9%-owned limited liability company.

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                                                                    EXHIBIT (21)

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

     1. Sonoco Singapore Pte, Ltd., 100%-owned Singapore subsidiary.

        a.   Sonoco Malaysia, SDN BHD, 100%-owned Malaysian subsidiary.

     2. Sonoco Taiwan Limited, 100%-owned Republic of China subsidiary.

     3. Sonoco Thailand Ltd., 70%-owned Thai subsidiary.

 g. Sonoco Asia Management Company, L.L.C., 70%-owned limited liability company.